           As filed with the Securities and Exchange Commission on March 6, 1998
                                                   Registration No. 333-________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                  UNDER THE
                            SECURITIES ACT OF 1933

                             THE PMI GROUP, INC.
              (Exact name of issuer as specified in its charter)

              Delaware                                 94-3199675
       (State or jurisdiction of                   (I.R.S. Employer
     incorporation or organization)               Identification No.)


                601 Montgomery Street, San Francisco, CA  94111
                   (Address of Principal Executive Offices)

              THE PMI GROUP, INC. SAVINGS AND PROFIT-SHARING PLAN
                           (Full Title of the Plan)

                              Victor J. Bacigalupi
                              The PMI Group, Inc.
                             601 Montgomery Street
                            San Francisco, CA  94111
                    (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (415) 788-7878

                                   Copies to:
                                John E. Aguirre
                       Orrick, Herrington & Sutcliffe LLP
                               400 Sansome Street
                            San Francisco, CA  94111

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

Title of                     Amount to                 Proposed  maximum             Proposed maximum           Amount of fee
securities to                be registered             offering price                aggregate offering
registered                                             per share*                    price*

------------------------------------------------------------------------------------------------------------------------------------

Common Stock                  50,000 shares            $30.625                       $1,531.25                   $452.00
====================================================================================================================================


* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), on the basis of $30.625, the average of the high and low prices of shares on the New York Stock Exchange on March 4, 1998.

** In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) The PMI Group, Inc.'s (the "Company") Annual Report on Form 10-K for the year ended December 31, 1996 and The PMI Group, Inc. Savings and Profit-Sharing Plan's (the "Plan") Annual Report on Form 11-K for the year ended December 31, 1996, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Reports referred to in clause (i) above; and (iii) the description of the Company's Common Stock filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description. All documents filed by the Company or the Plan after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or, if there are no disinterested directors, or if such disinterested directors so direct, by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

      Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

      Article V of the By-laws of the Company provides for indemnification of the directors and officers of the Company to the fullest extent permitted by law, as now in effect or later amended. In addition, the By-laws provide for indemnification against expenses incurred by a director or officer to be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that if required by the Delaware General Corporation Law, an advancement of expenses will be made only upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Company. The By-laws further provide for a contractual cause of action on the part of directors and officers of the Company with respect to indemnification claims which have not been paid by the Company.

      The Company also has provided liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company.

      The Company has entered into indemnification agreements with its directors and executive officers that require the Company to indemnify such persons against all expenses (including attorneys' fees and amounts paid in settlement), judgments, fines and penalties which are actually incurred in connection with any threatened, pending or completed action, suit or other proceeding

(including an action by or in the right of the Company) to which such person is, was or is threatened to be made a party, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by applicable law and the Company's Restated Certificate of Incorporation and By-laws. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

      Article Nine of the Company's Restated Certificate of Incorporation limits to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may have been amended, the personal liability of the Company's directors to the Company or its stockholders for monetary damages for a breach of their fiduciary duty as directors. Section 102(b)(7) of the Delaware General Corporation Law currently provides that such provisions do not eliminate or limit the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law), or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.    EXHIBITS

4.1 The PMI Group, Inc. Savings and Profit-Sharing Plan, as amended through January 1, 1998.

4.2 Restated Certificate of Incorporation of The PMI Group, Inc. (incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-1, Commission File No. 33-88542).

4.3 By-Laws of The PMI Group, Inc. (incorporated by reference to Exhibit 3.2 to the registrant's Registration Statement on Form S-1, Commission File No. 33-88542).

5.1   Undertaking re Status of Favorable Determination Letter Covering the Plan.

      The PMI Group, Inc. (the "Company") has received a favorable determination letter from the Internal Revenue Service (the "IRS") concerning The PMI Group, Inc. Savings and Profit-Sharing Plan's (the "Plan") qualification under

      Section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended. In addition, the Company will submit any future material amendments to the Plan to the IRS for a favorable determination that the Plan, as amended, continues to so qualify.

5.2   Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1  Consent of Deloitte & Touche LLP, Independent Auditors.

23.2 Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.2 to this Registration Statement.

24.1  Power of Attorney of Directors.

24.2 Power of Attorney of the Plan Committee for The PMI Group, Inc. Savings and Profit-Sharing Plan.

ITEM 9.    UNDERTAKINGS

      (a) The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  Signatures

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 4th day of March, 1998.

THE PMI GROUP, INC.
(Registrant)

     /s/ W. Roger Haughton
---------------------------------------
         W. Roger Haughton
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

   Signature                            Title               Date

Principal Executive Officer:

/s/ W. Roger Haughton
----------------------------                              March 4, 1998
    W. Roger Haughton          President
                               and Chief
                               Executive Officer

Principal Financial
Officer:

/s/ John M. Lorenzen, Jr.
----------------------------                              March 4, 1998
    John M. Lorenzen, Jr.      Executive Vice
                               President and Chief
                               Financial Officer

Principal Accounting
Officer:

/s/ William A. Seymore
____________________________                              March 4, 1998
    William A. Seymore         Vice President
                               and Controller

Directors:

              *
____________________________                              March 4, 1998
      W. Roger Haughton        Director


              *
____________________________                              March 4, 1998
      Wayne E. Hedien          Director


              *
____________________________                              March 4, 1998
      Edward M. Liddy          Director


              *
____________________________                              March 4, 1998
      Donald C. Clark          Director


              *
____________________________                              March 4, 1998
      Kenneth T. Rosen         Director


              *
____________________________                              March 4, 1998
      Mary Lee Widener         Director


              *
____________________________                              March 4, 1998
      Richard L. Thomas        Director


              *
____________________________                              March 4, 1998
      James C. Castle          Director


              *
____________________________                              March 4, 1998
      John D. Roach            Director


     /s/ Victor J. Bacigalupi
*By: __________________________
         Victor J. Bacigalupi
  Senior Vice President, General Counsel and Secretary

A majority of the members of the Board of Directors.

THE PLAN

Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 4th day of March, 1998.

THE PMI GROUP, INC. SAVINGS AND PROFIT-SHARING PLAN

   Signature                            Title               Date

            *
------------------------------
   Victor J. Bacigalupi        Member of the            March 4, 1998
                               Plan Committee

            *
------------------------------
   Charles F. Broom            Member of the            March 4, 1998
                               Plan Committee


            *
------------------------------
   John M. Lorenzen, Jr.       Member of the            March 4, 1998
                               Plan Committee


    /s/ Victor J. Bacigalupi
*By ___________________________
        Victor J. Bacigalupi
   Senior Vice President, General Counsel and Secretary

A majority of the members of the Plan Committee for The PMI Group, Inc. Savings and Profit-Sharing Plan.

                                 EXHIBIT INDEX

4.1 The PMI Group, Inc. Savings and Profit-Sharing Plan, as amended through January 1, 1998.

4.2 Restated Certificate of Incorporation of The PMI Group, Inc. (incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-1, Commission File No. 33-88542).

4.3 By-Laws of The PMI Group, Inc. (incorporated by reference to Exhibit 3.2 to the registrant's Registration Statement on Form S-1, Commission File No. 33-88542).

5.1 Undertaking re Status of Favorable Determination Letter Covering the Plan (See Item 8 of this Registration Statement).

5.2    Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1   Consent of Deloitte & Touche LLP, Independent Auditors.

23.2 Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.2 to this Registration Statement.

24.1   Power of Attorney of Directors.

24.2 Power of Attorney of the Plan Committee for The PMI Group, Inc. Savings and Profit-Sharing Plan.